THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

5990 Gleason Drive, Dublin, CA		94568
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, Giga-tronics Incorporated (the “Company”) appointed Traci Mitchell as its Corporate Controller and Principal Accounting Officer effective March 1, 2019. The Company issued a press release announcing her appointment on March 5, 2019, a copy of which is filed as an exhibit to this report.

Ms. Mitchell has been a consultant to the Company since March, 2018, providing services in support of the Company’s finance department. Prior to that Ms. Mitchell was the Director of Global Finance for Console Connect and Corporate Controller for Keyssa, Inc. Prior thereto, Ms. Mitchell was an owner of a consulting firm for ten years providing accounting services to several clients, some of which include Ion Torrent, Sensys and Omneon Inc. In addition, Ms. Mitchell previously held financial management positions with several large Bay area companies including eBay, Inc., Informix Systems and Symantec Corporation.

Ms. Mitchell’s annual salary (4 days per week) is $180,000. The Company and Ms. Mitchell will enter into a severance agreement providing Ms. Mitchell with a severance benefit of up to six months salary. Subject to the approval of the Company’s board of directors, the Company will grant Ms. Mitchell a stock option to purchase 200,000 shares of the Company’s common stock, which will vest over a four-year period with a one-year cliff of 25% followed by vesting of 1/48th of the options granted for each month thereafter, with accelerated vesting if she is terminated without Cause or quits for Good Reason within twelve months of a Change in Control (as such terms are used in the option agreement, the form of which is filed as an exhibit to this report).

Ms. Mitchell, age 48, has no family relationship with any director or executive officer of the Company. Since the begining of the Company’s last fiscal year and prior to commencing her employment on March 1, 2019, Ms. Mitchell earned approximately $150,000 in consulting fees from the Company and was awarded 50,000 restricted stock that vested on September 30, 2018, but otherwise there are no transactions involving Ms. Mitchell that the Company is required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

Exhibit Number	Description

10.1	Form of Option Agreement for Certain Grants to Executive Officers under 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to to the Company’s Form 8-K filed on February 6, 2019)

99.1	Press Release dated March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	GIGA-TRONICS INCORPORATED

	By:	/s/ Lutz Henckels
Lutz Henckels, Executive Vice President and Interim Chief Financial Officer

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